Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form F-3 (File No. 333-211775) of our report dated May 15, 2017 relating to the consolidated financial statements of Sky Solar Holdings, Ltd. and its subsidiaries, appearing in the Annual Report on Form 20-F of Sky Solar Holdings, Ltd. for the year ended December 31, 2016.

Date: May 15, 2017

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China